                                                                     Exhibit (c)

                      ___________________________________



                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                        MALLINCKRODT VETERINARY, INC.,


                  MALLINCKRODT VETERINARY ACQUISITIONS, INC.


                                      AND


                              SYNTRO CORPORATION


                        DATED AS OF SEPTEMBER 25, 1995

                      ___________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

     Parties and Recitals...................................................   1


                                   ARTICLE I

                                   THE OFFER

     Section 1.1  The Offer.................................................   1
     Section 1.2  Company Actions...........................................   3

                                  ARTICLE II

                                  THE MERGER

     Section 2.1  The Merger................................................   4
     Section 2.2  Effective Time............................................   5
     Section 2.3  Effects of the Merger.....................................   5
     Section 2.4  Certificate of Incorporation and Bylaws;
                  Directors and Officers....................................   5
     Section 2.5  Conversion of Securities..................................   6
     Section 2.6  Exchange of Certificates..................................   6
     Section 2.7  Dissenting Company Common Shares..........................   8
     Section 2.8  Merger Without Meeting of Stockholders....................   9
     Section 2.9  No Further Ownership Rights in Common
                  Stock.....................................................   9
     Section 2.10  Closing of Company Transfer Books........................   9
     Section 2.11  Further Assurances.......................................   9

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Section 3.1  Organization, Standing and Power..........................  10
     Section 3.2  Authority; Non-Contravention..............................  10
     Section 3.3  Offer Documents and Proxy Statement.......................  11
     Section 3.4  Brokers...................................................  12

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 4.1   Organization, Standing and Power.........................  12
     Section 4.2  Capital Structure.........................................  12
     Section 4.3  Subsidiaries..............................................  13
     Section 4.4  Other Interests...........................................  14
     Section 4.5  Authority; Non-Contravention..............................  14
     Section 4.6  SEC Documents.............................................  15
     Section 4.7  Offer Documents and Proxy Statement.......................  16
     Section 4.8  Absence of Certain Events.................................  17
     Section 4.9  Litigation................................................  17
     Section 4.10  Compliance with Applicable Law...........................  17
     Section 4.11  Employee Plans...........................................  18

                                                                            Page
                                                                            ----
     Section 4.12  Employment Relations and Agreement.......................  19
     Section 4.13  Contracts................................................  20
     Section 4.14  Intellectual Property....................................  21
     Section 4.15  Title to Property........................................  22
     Section 4.16  State Takeover Statutes..................................  22
     Section 4.17  Taxes....................................................  22
     Section 4.18  Environmental Matters....................................  24
     Section 4.19  Vote Required............................................  26
     Section 4.20  Insurance................................................  26
     Section 4.21  Brokers..................................................  26

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES REGARDING SUB

     Section 5.1  Organization and Standing.................................  26
     Section 5.2  Capital Structure.........................................  27
     Section 5.3  Authority; Non-Contravention..............................  27

                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 6.1  Conduct of Business by the Company
                  Pending the Merger........................................  27
     Section 6.2  Acquisition Proposals.....................................  30
     Section 6.3  Conduct of Business of Sub Pending the
                  Merger....................................................  31

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1  Company Stockholder Approval; Proxy
                  Statement.................................................  32
     Section 7.2  Access to Information.....................................  33
     Section 7.3  Fees and Expenses.........................................  33
     Section 7.4  Company Stock Options.....................................  34
     Section 7.5  Reasonable Best Efforts...................................  35
     Section 7.6  Public Announcements......................................  36
     Section 7.7  Real Estate Transfer and Gains Taxes......................  36
     Section 7.8  Indemnification; Directors and Officers
                  Insurance.................................................  36
     Section 7.9  Board Representation......................................  37
     Section 7.10  Employee Benefits........................................  38
     Section 7.11  Severance Policy.........................................  38

                                                                            Page
                                                                            ----
                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

     Section 8.1  Conditions to Each Party's Obligation to
                  Effect the Merger.........................................  39
     Section 8.2  Conditions to Obligations of Parent
                  and Sub...................................................  39

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1  Termination...............................................  40
     Section 9.2  Effect of Termination.....................................  42
     Section 9.3  Amendment.................................................  43
     Section 9.4  Waiver....................................................  43
     Section 9.5  Procedure for Termination, Amendment or
                  Waiver....................................................  43

                                   ARTICLE X

                              GENERAL PROVISIONS

     Section 10.1  Non-Survival of Representations and
                   Warranties...............................................  43
     Section 10.2  Notices..................................................  43
     Section 10.3  Interpretation...........................................  45
     Section 10.4  Counterparts.............................................  45
     Section 10.5  Entire Agreement; No Third-Party
                   Beneficiaries............................................  45
     Section 10.6  Governing Law............................................  45
     Section 10.7  Assignment...............................................  46
     Section 10.8  Severability.............................................  46
     Section 10.9  Enforcement of this Agreement............................  46
     Section 10.10  Incorporation of Exhibits...............................  46

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------



          AGREEMENT AND PLAN OF MERGER, dated as of September 25, 1995 (this "Agreement"), among Mallinckrodt Veterinary, Inc., a Delaware corporation
 ---------
("Parent"), Mallinckrodt Veterinary Acquisitions, Inc., a Delaware corporation
  ------
("Sub") and a wholly owned subsidiary of Parent, and  Syntro Corporation, a
  ---
Delaware corporation (the "Company") (Sub and the Company being hereinafter
                           -------
collectively referred to as the "Constituent Corporations").
                                 ----------- ------------


                             W I T N E S S E T H:
                             --------------------


          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent pursuant to a tender offer by Sub for all of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at a price of $3.55 per
                     ------------
share, net to the seller in cash (the "Offer"), followed by a merger (the
                                       -----
"Merger") of Sub with and into the Company upon the terms and subject to the
 ------
conditions set forth herein;

          WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Offer and the Merger and recommending that the Company's stockholders accept the Offer; and

          WHEREAS, pursuant to the Merger, each issued and outstanding share of Common Stock not owned directly or indirectly by Parent or the Company will be converted into the right to receive the per share consideration paid pursuant to the Offer.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                   THE OFFER
                                   ---------

          Section 1.1  The Offer.  (a)  Subject to the provisions of this
                       ---------
Agreement, as promptly as practicable but in no event later than September 29, 1995, Sub shall, and Parent shall cause Sub to, commence, within the meaning of Rule 14d-2 under the Exchange Act (as hereinafter defined), the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A and to the
                                                          ---------
terms and conditions of this Agreement. The initial expiration date of the Offer shall be 20 business days following the commencement of the Offer.
Without the prior written consent of the Company, Sub shall not (i) waive the Minimum Condition (as defined in Exhibit A), (ii) reduce the number of shares of
                                 ---------
Common Stock subject to the Offer, (iii) reduce the price per share of Common Stock to be paid pursuant to the Offer, (iv) extend the Offer if all of the Offer conditions are satisfied or waived, (v) change the form of consideration payable in the Offer, or (vi) amend, add or waive any term or condition of the Offer (including the conditions set forth in Exhibit A) in any manner that would
                                             ---------
adversely affect the Company or its stockholders. Notwithstanding the foregoing, Sub may, without the consent of the Company, extend the Offer (i) if at the then scheduled expiration date of the Offer any of the conditions to Sub's obligation to accept for payment and pay for shares of Common Stock shall not have been satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or its staff applicable to the Offer; or (iii) if all Offer
      ---
conditions are satisfied or waived but the number of shares of Common Stock tendered is less than 90% of the then outstanding number of shares of Common Stock, for an aggregate period of not more than 15 business days (for all such extensions) beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence. Subject to the terms and conditions of the Offer and the Agreement, Sub shall, and Parent shall cause Sub to, pay for all shares of Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal (such Schedule 14D-1 and the documents therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Company and its counsel shall be given an opportunity
 ---------------
to review and comment upon the Offer Documents prior to the filing thereof with the SEC. The Offer Documents shall comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange
                                                                  --------
Act"), and on the date filed with the SEC and on the date first published, sent
---
or given to the Company's stockholders, the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent, Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub further agrees to take all steps necessary, and the Company agrees to take all steps reasonably requested by Parent, to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and Sub agree to provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

          (c) Prior to or concurrently with the expiration of the Offer, Parent shall provide or cause to be provided to Sub all of the funds necessary to purchase any shares of Common Stock that Sub becomes obligated to purchase pursuant to the Offer.

          Section 1.2  Company Actions.  (a)  The Company hereby approves of and
                       ---------------
consents to the Offer and represents that the Board of Directors of the Company at a meeting duly called and held has unanimously duly adopted resolutions approving this Agreement, the Offer and the Merger, determining that the Merger is advisable and that the terms of the Offer and Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and approve the Merger and this Agreement. The Company represents that its Board of Directors has received the written opinion of Piper Jaffray Inc. that the proposed consideration to be received by the holders of shares of Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board of Directors of the Company described in the first sentence of this
Section 1.2.
-----------

          (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in
                   --------------
paragraph (a) above and shall mail the Schedule 14D-9 to the stockholders of the Company. The Company shall cooperate with Parent in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the Company's stockholders. Parent and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 prior to the filing thereof with the SEC. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Sub for inclusion in the
Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of shares of Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide Parent and Sub and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and com puter files and all other information in the Company's possession or control regarding the beneficial ownership of Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Sub may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and each of their affiliates and associates shall hold in confidence the information contained in any of such labels, lists and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will, upon request, deliver to the Company all copies of such information then in their possession.


                                  ARTICLE II

                                  THE MERGER
                                  ----------

          Section 2.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
hereof, and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Sub shall be merged with and into the Company
                           ----
at the Effective Time (as hereinafter defined). Upon the effectiveness of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and
 ---------------------
obligations of Sub in accordance with the DGCL.

          Section 2.2  Effective Time.  The Merger shall become effective when
                       --------------
the Certificate of Merger or, if applicable, the Certificate of Ownership and Merger (each, the "Certificate of Merger"), executed in accordance with the
                   ---------------------
relevant provisions of the DGCL, are accepted for record by the Secretary of State of the State of Delaware. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the
 --------------
Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

          Section 2.3  Effects of the Merger.  The Merger shall have the
                       ---------------------
effects set forth in the DGCL.

          Section 2.4  Certificate of Incorporation and Bylaws; Directors and
                       ------------------------------------------------------
Officers. (a) At the Effective Time:
--------

          (i) Article SECOND of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

               "The registered office of this Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.";

          (ii) Article FOURTH of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

               "The total number of shares of all classes of capital stock which this Corporation shall have the authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share." and

          (iii) Paragraph 3 of Article FIFTH of the Certificate of Incorporation of the Company shall be deleted in its entirety.

As so amended, the Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after such date, and thereafter may be amended in accordance with the terms of and as provided by applicable law.

          (b) At the Effective Time the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall continue as the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Certificate of Incorporation of the Surviving Corporation or by applicable law.

          (c) The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation as of the Effective Time.

          Section 2.5  Conversion of Securities.  As of the Effective Time, by
                       ------------------------
virtue of the Merger and without any action on the part of any stockholder of the Company or Sub:

          (a) All shares of Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary (as hereinafter defined) of the Company and any shares of Common Stock owned by Parent, Sub or any other wholly owned Subsidiary of Parent shall be cancelled and no consideration shall be delivered in exchange therefor.

          (b) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.5(a) and other than Dissenting Company Common
                     -------------
     Shares (as defined in Section 2.7)) shall be converted into and become the
                           -----------
     right to receive in cash, without interest, the per share consideration in the Offer (the "Merger Consideration") in accordance with Section 2.6(c).
                     --------------------                      --------------
     All such shares of Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate or certificates (the "Certificates") representing
                                                   ------------
     any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (c) Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          Section 2.6  Exchange of Certificates.  (a) Paying Agent.  Parent
                       ------------------------       ------------
shall designate a commercial bank or trust company that is reasonably acceptable to the Company to act as paying agent hereunder (the "Paying Agent") for the
                                                      ------------
payment of the Merger Consideration upon surrender of Certificates. All of the fees and expenses of the Paying Agent shall be borne by Parent.

          (b)  Parent to Provide Funds.  Parent shall deposit or shall cause to
               -----------------------
be deposited (by Parent's affiliates other than the Company) in trust with the Paying Agent prior to the Effective Time cash in an amount necessary to pay for all of the shares of Common Stock pursuant to Section 2.5 (determined as though
                                              -----------
there are no Dissenting Company Common Shares). Such amount shall hereinafter be referred to as the "Exchange Fund." If the amount of cash in the Exchange
                       -------------
Fund is insufficient to pay all of the amounts required to be paid pursuant to

Sections 2.5, or 2.7, Parent from time to time after the Effective Time shall
------------     ---
deposit in trust additional cash with the Paying Agent sufficient to make all such payments.

          (c)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time, the Paying Agent shall mail to each holder of record of a Certificate, other than Parent, the Company and any Subsidiary of Parent or the Company, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.5, and the
                                                  -----------
Certificates so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other Taxes (as hereinafter defined) required by reason of the delivery of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that any such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.6, each
                                                               -----------
Certificate (other than Certificates representing Dissenting Company Common Shares and Certificates representing any shares of Common Stock owned by Parent, the Company or any Subsidiary of Parent or the Company) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.5. Notwithstanding the foregoing, none of the Paying
            -----------
Agent, the Surviving Corporation or
any party hereto shall be liable to a former stockholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be repaid to Parent (including, without limitation, all interest and other income received by the Paying Agent in respect of all such funds). Thereafter, holders of shares of Common Stock shall look only to Parent or the Surviving Corporation (subject to the terms of this Agreement and abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Parent or the Paying Agent.

          Section 2.7  Dissenting Company Common Shares.  Notwithstanding any
                       --------------------------------
provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Company Common Shares") will not be exchangeable for the right to
 --------------------------------
receive the Merger Consideration, and holders of such shares of Common Stock will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company will give Parent prompt notice of any demands received by the Company for appraisals of shares of Common Stock. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          Section 2.8  Merger Without Meeting of Stockholders.  Notwithstanding
                       --------------------------------------
the foregoing, in the event that Sub, or any other direct or indirect subsidiary of Parent, shall acquire at least 90 percent of the outstanding shares of Common Stock, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

          Section 2.9  No Further Ownership Rights in Common Stock.  All cash
                       -------------------------------------------
paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock.

          Section 2.10  Closing of Company Transfer Books.  At the Effective
                        ---------------------------------
Time, the stock transfer books of the Company shall be closed and no transfer of shares of Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.
                                  ----------

          Section 2.11  Further Assurances.  If, at any time after the Effective
                        ------------------
Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

          Parent represents and warrants to the Company as follows:

          Section 3.1  Organization, Standing and Power.  Parent is a
                       --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          Section 3.2  Authority; Non-Contravention.  Parent has all requisite
                       ----------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by the Company) consti tutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or any provision of the comparable charter or organization documents of any of its Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect (as hereinafter defined) on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent
                -------------------
or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or is necessary for the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents, if any, as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Offer, the Merger or the transactions contemplated by this Agreement, (iv) such filings, if any, as may be required in connection with the Gains Taxes described in Section 7.7, (v) such filings and approvals as may be required under the
   -----------
Hart-Scott-Rodino Improvements Act of 1976, as amended (the "Improvements Act"),
                                                             ----------------
and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          Section 3.3  Offer Documents and Proxy Statement.  None of the
                       -----------------------------------
information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the information statement, if any, filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement"), or the proxy
                                         ---------------------
statement (together with any amendments or supplements thereto, the "Proxy
                                                                     -----
Statement") relating to the Stockholder Meeting (as defined in Section 7.1) will
---------                                                      -----------
(i) in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective time such documents are filed with the SEC or first published, sent or given to the Company's stockholders, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the purchase of shares of Common Stock pursuant to the Offer there shall occur any event with respect to Parent, its officers and directors or any of its Subsidiaries which is required to be described in the Offer Documents, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

          Section 3.4  Brokers.  No broker, investment banker or other person,
                       -------
other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to Parent and Sub as follows:

          Section 4.1   Organization, Standing and Power.  The Company and each
                        --------------------------------
of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 4.2  Capital Structure.  The authorized capital stock of the
                       -----------------
Company consists of 25,000,000 shares of Common Stock and 225,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). At the close of
                                             ---------------
business on September 22, 1995, (i) 11,454,185 shares of Common Stock were issued and outstanding, (ii) 946,049 shares of Common Stock were reserved for issuance upon the exercise of outstanding vested and exercisable stock options issued under the Stock Plans (as hereinafter defined), 273,893 shares of Common Stock were reserved for issuance upon the exercise of outstanding unvested stock options issued under the Stock Plans, 3,000 shares of Common Stock were reserved for issuance pursuant to vested and exercisable stock options granted to consultants of the Company pursuant to written agreements which are attached to the Company Disclosure Letter (the "Consultant Option Agreements") and 4,000
                                    ----------------------------
shares of Common Stock were reserved for issuance upon the exercise of outstanding unvested stock options granted to consultants of the Company pursuant to Consultant Option Agreements and (iii) no shares of Common Stock were held by the Company in its treasury. As of the date hereof there are no shares of Preferred Stock outstanding. There are no outstanding stock appreciation rights. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.2 of the Company Disclosure Letter and except for 1,219,942 stock options issued under the Company's 1984 Incentive Stock Option Plan, 1988 Executive Stock Option Plan, 1988 Stock Option Plan and 1994 Stock Option Plan (collectively, the "Stock Plans"), and 7,000 stock options issued by
                                -----------
the Company to consultants pursuant to Consultant Option Agreements, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries. No shares of the Company's capital stock have been issued other than pursuant to the exercise of stock options already in existence on such date since September 1, 1995. The Company has not granted any stock options for any capital stock of the Company since September 1, 1995. The Company has not adopted a shareholder's rights or a similar plan.

          Section 4.3  Subsidiaries.  The Company's Subsidiaries consist of (i)
                       ------------
SyntroVet Incorporated, a Kansas corporation, the authorized capital stock of which consists of 1,000 shares of common stock, $1.00 par value per share, all of which are issued and outstanding, (ii) SyntroVenture Corporation, a Kansas corporation ("SyntroVenture"), the authorized capital stock of which consists of
              -------------
1,000 shares of common stock, no par value per share, 100 shares of which are issued and outstanding, and (iii) Syntro Zeon, L.C., a Kansas limited liability company ("Syntro Zeon"). Except for Syntro Zeon, fifty percent of the
          -----------
membership interest of which is owned by SyntroVenture and fifty percent of the membership interest of which is owned by Nippon Zeon of America, Inc., all of the outstanding capital stock or ownership interest of each Subsidiary of the Company is owned by the Company, directly or indirectly. All of the capital stock or ownership interest of the Company's Subsidiaries owned by the Company, directly or indirectly, are owned by the Company free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges or other encumbrances of any nature ("Liens") or any other limitation or
                                              -----
restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law), except as set forth in Section
4.3 of the Company Disclosure Letter. Except as set forth in Section 4.3 of the Company Disclosure Letter, there are no securities of the Company or any of its Subsidiaries convertible into or exchangeable for, options or other rights to acquire from the Company or any of its Subsidiaries, or other contracts, understandings, arrangements or obligations (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interest in any Subsidiary of the Company nor are there any irrevocable proxies with respect to any shares of the capital stock of any of the Company's Subsidiaries. All of the shares of capital stock of each Subsidiary of the Company are validly existing, fully paid and non-assessable. Except for statutory restrictions, there are no restrictions which prevent or limit the payment of dividends by any of the Company's Subsidiaries.

          Section 4.4  Other Interests.  Except for the Company's interest in
                       ---------------
its Subsidiaries and investments in ordinary course consistent with past practice and except as set forth in Section 4.4 of the Company Disclosure Letter, neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any corporation, partnership, joint venture, limited liability company, business, trust or entity.

          Section 4.5  Authority; Non-Contravention.  The Board of Directors of
                       ----------------------------
the Company has approved the Offer and declared the Merger advisable and the Company has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the Company (if required), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the stockholders of the Company (if required). This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Except as set forth in the Company SEC Documents (as hereinafter defined) and except as set forth in Section 4.5 of
                                                                  -----------
the Company Disclosure Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of the Company (true and complete copies of which as of the date hereof have been delivered to Parent) or any provision of the comparable charter or organization documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage or indenture, any lease or other agreement pursuant to which the Company has paid or received more than $20,000 in the last year, or any instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) in connection or in compliance with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business,
(iii) such filings and consents, if any, as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Offer, the Merger or the transactions contemplated by this Agreement, (iv) such filings, if any, as may be required in connection with the Gains Taxes described in Section 7.7,
                                                                   -----------
(v) such filings and approvals as may be required under the Improvements Act,
(vi) such filings as may be required under state securities laws or the rules of the Nasdaq Stock Market, and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          Section 4.6  SEC Documents.  (a) Since October 1, 1993, the Company
                       -------------
has filed all documents with the SEC required to be filed under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder), or the Exchange Act (the "Company SEC Documents"). As of their
                                       ---------------------
respective dates, the Company SEC Documents complied in all material respects as to form with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents as at the dates thereof complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

          (b) Except as set forth in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 1994 which would not, individually or in the aggregate, have a Material Adverse Effect.

          Section 4.7  Offer Documents and Proxy Statement.  None of the
                       -----------------------------------
information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9, the Information Statement, if any, the Proxy Statement, if any, or any amendment or supplement thereto, will (i) in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times such documents are filed with the SEC or first published, sent or given to the Company's stockholders, or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Offer Documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

          Section 4.8  Absence of Certain Events.  Since September 30, 1994, the
                       -------------------------
Company and its Subsidiaries have operated their respective businesses in the ordinary course consistent with its historical practices and there has not occurred (i) any event, occurrence or conditions which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company; (ii) any entry into or any commitment or transaction that, individually or in the aggregate, has or is reasonably likely to have, a Material Adverse Effect on the Company; (iii) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices; (iv) except as set forth in Section 4.8 of the Company Disclosure Letter, any amendments or changes in the Certificate of Incorporation or Bylaws of the Company; (v) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-offs of accounts receivable, other than in the ordinary course of the Company's and each of its Subsidiaries' businesses consistent with past practices; (vi) any damage, destruction or loss which resulted in or is reasonably likely to result in a Material Adverse Effect on the Company; or (vii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company.

          Section 4.9  Litigation. Except as set forth in Section 4.9 of the
                       ----------
Company Disclosure Letter, there are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other Governmental Entity or any arbitrator or arbitration tribunal, that are reasonably likely to have a Material Adverse Effect on the Company or would prevent or delay the consummation of the transactions contemplated hereby.

          Section 4.10  Compliance with Applicable Law.  The Company and its
                        ------------------------------
Subsidiaries hold, and at all required times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company
                                                                      -------
Permits"), except for failures to hold such permits, licenses, variances,
-------
exemptions, orders and approvals which have not had, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company from and after the date of this Agreement. The Company and its Subsidiaries are, and at all times have been, in compliance with the terms of the Company Permits, except where the failure so to comply has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity except for violations or possible violations which individually or in the aggregate do not and will not have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect on the Company. The Company makes no representations in this Section 4.10 with respect to any Environmental Laws (as hereinafter
     ------------
defined).

          Section 4.11  Employee Plans.  (a) The Company and each of its
                        --------------
Subsidiaries have complied with all requirements, and performed all obligations, imposed by or in connection with any Company Benefit Plan (as hereinafter defined) or any related trust agreement or insurance contract and the requirements and obligations imposed by applicable law (including, without limitation, the reporting and disclosure requirements imposed by ERISA or the Code (each, as hereinafter defined), other than where the failure to so comply or perform has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company. All contributions and other payments required by any Company Benefit Plan or applicable law to be made by the Company or its Subsidiaries to any Company Benefit Plan have been made or are properly reflected on their financial statements, other than where the failure to do so has not had, and is not reasonably likely to have a Material Adverse Effect on the Company. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, or to the knowledge of the Company, threatened (other than routine claims for benefits) against or relating to any Company Benefit Plan or against the assets of any Company Benefit Plan, which has had, or is reasonably likely to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Company Benefit Plan beyond those reflected in the Company Benefit Plans, which benefit increases or creations, either individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries presently sponsors, maintains, contributes to, nor is the Company or its Subsidiaries required to contribute to, nor has the Company or any of its Subsidiaries ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan within the meaning of section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than the Company's 401(k) Deferred Savings Plan which is
  -----
qualified under

Section 401 of the Code, or any multiemployer plan within the meaning of section 3(37) or 4001(a)(3) of ERISA. Except as set forth in Section 4.11 of the
                                                      ------------
Company Disclosure Letter, no Company Benefit Plan provides medical or life insurance coverage for periods after termination of employment other than as required by Section 601 et. seq. of ERISA.
                        -------

          (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the imposition of any federal excise tax with respect to any Company Benefit Plan.

          (c) As a result of the transactions contemplated by this Agreement, none of the Company, any of its Subsidiaries or Parent will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (d) No entity other than any of the Company's Subsidiaries is, together with the Company, treated as a single employer under section 414 of the Code.

          (e)  (i) "Company Benefit Plan" means any bonus, incentive
                    --------------------
compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, program, practice, policy or arrangement of any kind, including, but not limited to, any "employee benefit plan" within the meaning of section 3(3) of ERISA, other than a multiemployer plan within the meaning of section 3(37) or 4001(a)(3) of ERISA, established by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or has contributed (including any such plan, program, practice policy or arrangement not now maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries does not now contribute, but with respect to which the Company or any of its Subsidiaries has or may have any liability).

          Section 4.12  Employment Relations and Agreement.  (a) Except as would
                        ----------------------------------
not constitute a Material Adverse Effect on the Company, (i) each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;
(ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the

National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and (vii) the Company and its Subsidiaries taken as a whole have not experienced any material labor difficulty during the last three years. Since October 1, 1993, no union organizing or election activities involving employees of the Company or its Subsidiaries have occurred or, to the knowledge of the Company, been threatened. There has not been and, to the knowledge of the Company, there will not be, any change in relations with employees of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on the Company.

          (b) Except for as reflected in the Company SEC Documents or as set forth in Section 4.12(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company, any binding oral (other than oral employment agreements which are binding under Kansas and California law, all of which are terminable at will by the Company without penalty arising under terms of the oral employment agreements), employment or severance agreement with any other person.

          Section 4.13  Contracts.  Except as set forth in Section 4.13(i) of
                        ---------
the Company Disclosure Letter, neither the Company nor its Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of the Company, any of its Subsidiaries or any of their respective affiliates to engage in any line of business or to compete with any entity. All contracts and agreements to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound are valid and binding, in full force and effect and enforceable against the parties thereto in accordance with their respective terms, other than (i) such failures to be so valid and binding, in full force and effect or enforceable which, either individually or in the aggregate, has not had, or is not reasonably likely to have, a Material Adverse Effect on the Company, and (ii) subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. There is not under any such contract or agreement any existing default, or event which, after notice or lapse of time, or both, would constitute a default, by the Company or any of its Subsidiaries, or to the Company's knowledge, any other party, except as set forth in Section 4.13(ii) of the Company Disclosure Letter and except to the extent such default has not had, or is not reasonably likely to have, a Material Adverse Effect on the Company. The Company has delivered to Parent true and complete copies of each of the contracts and agreements (and any and all amendments thereto) listed in the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has waived any material rights under any of such contracts or agreements.

          Section 4.14  Intellectual Property.  (a) Except as would not
                        ---------------------
reasonably be expected to have a Material Adverse Effect on the Company and except as set forth in Section 4.14 of the Company Disclosure Letter (i) to the knowledge of the Company, the Company and/or each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as hereinafter defined) used in or necessary for the conduct of its business as currently conducted;
(ii) no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; (iii) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; (iv) all registrations for copyrights, trademarks, service marks, trade names and patents of the Company and its Subsidiaries are valid and in force, and all applications therefor are pending, in good standing, and, to the knowledge of the Company, without challenge of any kind; and (v) the Company and/or each of its Subsidiaries has taken reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no such rights or Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its Subsidiaries. All of the Patents (as hereinafter defined) owned or licensed by the Company and its Subsidiaries, and any licenses granted by the Company or any of its Subsidiaries relating thereto, are listed in the Company Disclosure Letter.

          (b) For purposes of this Agreement, "Intellectual Property" means (i)
                                               ---------------------
all United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same, and all copyrightable works, including, without limitation, software; (ii) all United States, state and foreign trademarks, service marks and trade names (including all assumed or fictitious names under which the Company is conducting the business or has within the previous three years conducted the business), whether registered or unregistered, and pending applications to register the foregoing; (iii) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) or improvements thereto ("Patents"); (iv) all confidential ideas, know-how, methods, formulae,
          -------
trade secrets, processes, reports, data, customer lists, business plans, or other proprietary information; (v) all agreements, commitments, contracts, under standings, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the intellectual property identified in subsections (i) through (v) above or to disclosure or use of ideas of third parties.

          Section 4.15  Title to Property.  The Company or its Subsidiaries has
                        -----------------
good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of the Company included in the Company SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens.

          Section 4.16  State Takeover Statutes. The Board of Directors of the
                        -----------------------
Company has approved the Offer, the Merger and this Agreement and such approval is sufficient to render inapplicable to the Offer, the Merger and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the knowledge of the Company (without investigation), no other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement or any of the transactions contemplated by this Agreement.

          Section 4.17  Taxes.  (a) (i) Except as provided in the Company
                        -----
Disclosure Letter, the Company and each of its Subsidiaries have filed (or will timely file) all Tax Returns required to have been filed on or before the date hereof or the Effective Time, which returns are true and complete in all material respects; (ii) all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by the Company or any Subsidiary of the Company and required to be paid on or before the Effective Time have been (or will be) timely paid or, in the case of Taxes which the Company or any Subsidiary of the Company is presently contesting in good faith, the Company or such Subsidiary has established an adequate reserve for such Taxes on the books of the Company; (iv) neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have never been examined by the Internal Revenue Service or the appropriate state taxing authority; (vi) there is no suit, audit, or assessment pending with respect to Taxes of the Company or any Subsidiary of the Company;
(vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full; and (viii) the Company and each of its Subsidiaries have complied in all material respects with their legal obligations to withhold and collect Taxes, and such withheld and collected Taxes have been paid or accrued, reserved against and entered on the books of the Company.

          (b) As of September 30, 1994, the "affiliated group" (as defined in
Section 1504(a) of the Code) of which Company is the common parent had consolidated net operating loss carryforwards for federal income Tax purposes of not less than $21,200,000 that expire in years 1996 through 2009 (the "NOLs"),
                                                                       ----
and between September 30, 1994 and the Effective Time none of the NOLs will have been utilized or otherwise reduced. As of the Effective Time, (i) none of the NOLs are disallowed or limited under the provisions of the Code or regulations relating to separate return limitation years ("SRLY") or consolidated return
                                               ----
changes of ownership ("CRCO"), (ii) none of the  NOLs are disallowed or limited
                       ----
under the provisions of the Code and regulations relating to "dual consolidated losses" (as defined in Section 1503 of the Code or the regulations thereunder), and (iii) none of the NOLs are disallowed or subject to any limitation by reason of Sections 269, 382, or 384 of the Code or the regulations thereunder, except to the extent that the acquisition or right to acquire shares of Common Stock by Parent, Sub or any of their affiliates results in any such disallowance or limitation.

          (c) As of September 30, 1994, the "affiliated group" (as defined in
Section 1504(a) of the Code) of which Company is the common parent has consolidated credits described in Section 38(b) of the Code of not less than $1,100,000 that expire in years 1996 through 2003 (the "Credits"), and between
                                                        -------
September 30, 1994 and the Effective Time none of the Credits will have been utilized or otherwise reduced. The allocation of the total Credits among the types of credits described in Section 38(b) of the Code is set forth in the Company Disclosure Letter. As of the Effective Time, none of the Credits are disallowed or subject to any limitation, including any disallowance or limitation by reason of Section 269, 381 or 383 of the Code or the regulations thereunder, except to the extent that the acquisition or right to acquire shares of Common Stock by Parent, Sub or any of their affiliates results in any such disallowance or limitation.

          (d) For purposes of this Agreement (i) "Tax" (and, with correlative
                                                  ---
meaning, "Taxes" and "Taxable") means any federal, state, local or foreign
          -----       -------
income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and (ii) "Tax Return"
                                                                   ----------
means any return,
report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          Section 4.18  Environmental Matters.  (a) The Company's and each of
                        ---------------------
its Subsidiaries' past and present operations of its business have complied and are in compliance with all applicable foreign, federal, state and local laws, statutes, regulations, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Entity relating to or addressing the environment, health or safety as in the effect at the relevant time, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, any amendments thereto, any successor statute and any regulations promulgated thereunder ("CERCLA"), the Occupational Safety and Health Act, any
                         ------
amendments thereto, any successor statute and any regulations promulgated thereunder ("OSHA") and the Resource Conservation and Recovery Act, any
             ----
amendments thereto, any successor statute and any applicable regulations promulgated thereunder ("RCRA"), and any state equivalent ("Environmental
                         ----                               -------------
Laws"), except for such failures to so comply that would not have a Material Adverse Effect on the Company.

          (b) Except as set forth in Section 4.18 of the Company Disclosure Letter and except for such permits that the failure to so obtain would not have a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has obtained all environmental, health and safety permits from Governmental Entities necessary for the operation of its business, and all such permits are in good standing and the Company and each of its Subsidiaries is in compliance with all terms and conditions of such permits except where the failure to so comply would not have a Material Adverse Effect on the Company.

          (c) To the best knowledge of the Company, none of the Company or its Subsidiaries, nor any of the Company's or its Subsidiaries' properties or its past or present operations, is subject to any on-going investigation by, order from or agreement with any person (including without limitation any prior owner or operator of any property of the Company or its Subsidiaries) respecting (i) any Environmental Law, (ii) any remedial action or (iii) any claim of losses and expenses arising from the release or threatened release of any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, biohazardous material (including genetically engineered/recombinant material), radioactive material or any constituent of any such substance or waste ("Contaminant") into the environment.
                          -----------

          (d) Neither the Company nor any of its Subsidiaries is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law.

          (e) Except as set forth in Section 4.18 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (i) reported a release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state equivalent; (ii) filed a notice pursuant to Section 103(c) of CERCLA;
(iii) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or (iv) filed any notice under any applicable Environmental Law reporting a substantial violation of any applicable Environmental Law.

          (f) There is not now, nor to the knowledge of the Company has there even been, on or in any property of the Company or any of its Subsidiaries (i) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent that requires or required a permit pursuant to Section 3005 of RCRA or (ii) any underground storage tank or surface impoundment or landfill or waste pile.

          (g) Except as set forth in Section 4.18 of the Company Disclosure Letter, there is not now on or in any property of the Company or any of its Subsidiaries any polychlorinated biphenyls (PCBs) used in pigments, hydraulic oils, electrical transformers or other equipment.

          (h) Neither the Company nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any person as a result of, and the Company has no knowledge of any basis for any claim of liability for, the release or threatened release of a Contaminant into the environment on any property of the Company or any of its Subsidiaries.

          (i) No property of the Company or any of its Subsidiaries has been listed or, to the knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the Comprehensive Environmental Response, Compensation and Liability Information System List or any state list of sites requiring remedial action.

          (j) To the best knowledge of the Company, neither the Company nor any of its Subsidiaries has sent or arranged for the transport of any Contaminant to any site listed on the National Priorities List pursuant to CERCLA.

          (k) Any asbestos-containing material which is on or part of any property of the Company or any of its Subsidiaries (excluding any raw materials used in the manufacture of products or products themselves) is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

          Section 4.19  Vote Required.  The affirmative vote of the holders of a
                        -------------
majority of the outstanding shares of Common Stock of the Company entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and any transactions contemplated hereby.

          Section 4.20.  Insurance.  The Company and its Subsidiaries maintain
                         ---------
policies of fire and casualty, liability (general, products and other liability), workers' compensation and other forms of insurance and bonds in such amounts and against such risks and losses as are insured against by companies engaged in the same or a similar business. The Company shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Effective Time. The Company and its Subsidiaries have complied with each of such insurance policies and have not failed to give any notice or present any claim thereunder in a due and timely manner.

          Section 4.21  Brokers.  No broker, investment banker or other person,
                        -------
other than Piper Jaffray Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, which arrangements provide for the payment to Piper Jaffray Inc. of a fee of $500,000 and expenses in connection with the transactions contemplated by this Agreement, and do not bind Parent and its affiliates (including, after consummation of the Offer, the Company and its Subsidiaries) other than with respect to indemnification and contribution and the payment of such fees and expenses.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES REGARDING SUB
                 --------------------------------------------

          Parent and Sub jointly and severally represent and warrant to the Company as follows:

          Section 5.1  Organization and Standing.  Sub is a corporation duly
                       -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of acquiring the Company engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the acquisition of the Company and this Agreement.

          Section 5.2  Capital Structure.  The authorized capital stock of Sub
                       -----------------
consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all Liens.

          Section 5.3  Authority; Non-Contravention.  Sub has the requisite
                       ----------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and Parent as its sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms.



                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

          Section 6.1  Conduct of Business by the Company Pending the Merger.
                       -----------------------------------------------------
Except as otherwise expressly contemplated by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause its Subsidiaries to, in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course and, to the extent consistent therewith, use its reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and, except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to stockholders of the Company in their capacity as such, other than dividends payable to the Company declared by any of the Company's Subsidiaries, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) except as set forth in Section 4.2 of the Company Disclosure Letter, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company, the issuance of Common Stock during the period from the date of this Agreement through the Effective Time upon the exercise of stock options issued pursuant to the Stock Plans and outstanding (as set forth in Section
                                                                         -------
     4.2) on the date of this Agreement in accordance with their current terms;
     ---

          (c)  amend its charter or bylaws;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability Company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

          (e) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, except for sales of inventory or other assets in the ordinary course of business;

          (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for borrowings or guarantees incurred in the ordinary course of business consistent with past practice, or, except as set forth in Section 4.2 of the Company Disclosure Letter, make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly owned Subsidiary of the Company and other than in the ordinary course of business consistent with past practice;

          (g) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

          (h) enter into or adopt or amend any existing severance plan, severance agreement or severance arrangement or, other than in the ordinary course of business, enter into or amend any Company Benefit Plan (including without limitation, the Stock Plans) or employment or consulting agreement except, (i) with respect to employees that are not executive officers or directors, compensation increases associated with promotions and regular reviews in the ordinary course of business consistent with past practices,
     (ii) agreements with consultants of the Company providing for payments by the Company of less than $20,000 to any individual consultant and less than $75,000 in the aggregate to all consultants, and (iii) after December 31, 1995, increases of not more than 10% to the base salary of executive officers of the Company;

          (i) waive, amend or allow to lapse any term or condition of any confidentiality or "standstill" agreement to which the Company is a party;

          (j) settle or compromise any suit, proceeding or claim or threatened suit, proceeding or claim for an amount that is more than $20,000 in the case of any individual suit, proceeding or claim or $100,000 for all suits, proceedings or claims;

          (k) knowingly violate or fail to perform any obligation or duty imposed upon it by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

          (l) change its credit policies, procedures or practices, or commit or renew a prior commitment to lend money, purchase assets, issue a letter of credit, guarantee or similar instrument or otherwise extend credit to any person in a manner not in the ordinary course or in a manner inconsistent with past practice;

          (m) (i) modify, amend or terminate any contract, (ii) waive, release, relinquish or assign any contract (including any insurance policy) or other right or claim, (iii) prepay any indebtedness or (iv) cancel or forgive any indebtedness owed to it, other than in each case in a manner in the ordinary course of business consistent with past practice and which is not material to the business of the Company and its Subsidiaries;

          (n) make any Tax election or change any method of accounting for Tax purposes, in each case except to the extent required by law, or settle or compromise any Tax liability;

          (o) change any of the accounting principles or practices used by it except as required by the SEC or the Financial Accounting Standards Board;

          (p) (i) enter into any research and development contract, (ii) enter into any production contract or "tolling agreement," or (iii) grant any license relating to its Intellectual Property, except as required by existing agreements of the Company, copies of which have been provided to Parent; or

          (q) authorize, recommend, announce, propose or agree to take any of the foregoing actions.

During the period from the date of this Agreement through the Effective Time,
(i) as reasonably requested by Parent, the Company shall confer on a regular basis with one or more representatives of Parent with respect to material operational matters; (ii) the Company shall, within 25 days following each fiscal month, deliver to Parent financial statements, including an income statement and balance sheet for such month; and (iii) upon the knowledge of the Company of any Material Adverse Change (as hereinafter defined) in the Company, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein, the Company shall promptly notify Parent thereof.

          Section 6.2  Acquisition Proposals.  From and after the date of this
                       ---------------------
Agreement and prior to the Effective Time, except as provided below, the Company agrees that (a) neither the Company nor its Subsidiaries shall, and the Company shall not authorize or permit its officers, directors, employees and authorized agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations
                   ----------- --------
concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.2; and (c) it will notify Parent immediately if any such
     -----------
inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it, including the terms of its proposals; provided, however, that nothing
                                                --------  -------
contained in this Section 6.2 shall prohibit the Board of Directors of the
                  -----------
Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that indicates an interest in making a Superior Proposal (as hereinafter defined) if, and only to the extent that (A) the Board of Directors determines in good faith after consultation with the Company's outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by laws and (B) the Company keeps Parent informed of the status of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. If any person or entity makes a Superior Proposal, upon receipt thereof the Company shall provide written notice (a "Notice of a Superior Proposal") to Parent of
                                 -----------------------------
such Superior Proposal, including the terms and structure thereof, and if within five business days following the delivery of the Notice of a Superior Proposal the Superior Proposal does not continue to be superior in terms of the aggregate value to be received by the Company's stockholders in light of any improved transaction proposed by Parent prior to the expiration of such five-day period, the Company shall cease all discussions or negotiations with such person or entity. For purposes of this Agreement, "Superior Proposal" means an
                                          -----------------
unsolicited bona fide Acquisition Proposal in writing that the Board of Directors determines in its good faith judgment (based on the advice of a nationally recognized investment banking firm) provides greater aggregate value to the Company's stockholders than the transactions contemplated by this Agreement. Subject to Article IX, nothing in this Section 6.2 shall (x) permit
                       ----------                  -----------
the Company to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, or (z) affect any other obligation of any party under this Agreement.

          Section 6.3  Conduct of Business of Sub Pending the Merger.  During
                       ---------------------------------------------
the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          Section 7.1  Company Stockholder Approval; Proxy Statement.  (a) If
                       ---------------------------------------------
approval of the Merger by the stockholders of the Company is required by applicable law, the Company shall call a meeting of its stockholders (the

"Stockholder Meeting") for the purpose of voting upon the Merger and shall use
 -------------------
its best efforts to obtain stockholder approval of the Merger. The Stockholder Meeting shall be held as soon as practicable following the purchase of shares of Common Stock pursuant to the Offer and the Company will, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as determined by the Board of Directors in good faith after consultation with the Company's outside counsel, recommend to its stockholders the approval of the Merger and not rescind its declaration that the Merger is advisable. The record date for the Stockholder Meeting shall be a date subsequent to the date Parent or Sub becomes a record holder of Common Stock purchased pursuant to the Offer.

          (b) If required by applicable law, the Company will, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company will notify Parent of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.
The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Parent agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

          (c) The Company shall use its best efforts to obtain the necessary approvals by its stockholders of the Merger, this Agreement and the transactions contemplated hereby (subject to the fiduciary duties of its Board of Directors under applicable law as determined by the Board of Directors in good faith after consultation with the Company's outside counsel).

          (d) Parent agrees, subject to applicable law, to cause all shares of Common Stock purchased pursuant to the Offer and all other shares of Common Stock owned by Sub or any other Subsidiary of Parent to be voted in favor of the approval of the Merger.

          Section 7.2  Access to Information.  The Company shall, and shall
                       ---------------------
cause each of its Subsidiaries to, afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, access and permit them to make such inspections as they may require during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of the Company. In the event of termination of this Agreement for any reason, Parent shall, upon request, return to the Company all nonpublic documents so obtained from the Company or any of its Subsidiaries and any copies made of such documents for Parent.

          Section 7.3  Fees and Expenses.  (a)  Except as otherwise provided in
                       -----------------
this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          (b) If (A) any person (other than Parent or any of its affiliates) shall have become, prior to the termination of this Agreement, the beneficial owner of 50% or more of the outstanding shares of Common Stock, (B) the Offer shall have expired at a time when the Minimum Condition (as defined in Exhibit
                                                                       -------
A) shall not have been satisfied and at any time on or prior to nine months
-
after the expiration of the Offer any person (other than Parent or any of its affiliates) shall acquire beneficial ownership of 50% or more of the outstanding shares of Common Stock or shall consummate an Acquisition Proposal, at a price per share less than the sum of the Merger Consideration plus the amount determined by dividing $1,500,000 by the number of shares of Common Stock outstanding immediately prior thereto, (C) at any time prior to the termination of this Agreement any person (other than Parent or any of its affiliates) shall publicly announce any Acquisition Proposal and, at any time on or prior to nine months after the termination of this Agreement, shall become the beneficial owner of 50% or more of the outstanding shares of Common Stock or shall consummate an Acquisition Proposal, or (D) the Company terminates this Agreement pursuant to Section 9.1(b)(ii),
                                                         -----------------
then the Company shall, in the case of clause (A), (B) or (C), promptly, but in no event later than two business days after the first of such events to occur, or, in the case of clause (D) at or prior to the time of such termination, pay Parent $1,500,000. If the Company fails to pay such amount when due in accordance with the immediately preceding sentence, which failure is finally determined by a court of competent jurisdiction, Parent shall be entitled to the payment from the Company, in addition to such amount, of any legal fees and expenses incurred in procuring such judicial determination.

          (c) If (i) this Agreement is terminated pursuant to Section 9.1(b)(ii)
                                                              ------------------
or Section 9.1(c)(i), 9.1(c)(ii) (but only if this Agreement is terminated
   -----------------  ----------
because the representations or warranties of the Company were not true and correct in all material respects when made (other than those qualified by "knowledge of the Company" or "to the best knowledge of the Company")),

9.1(c)(iii) or 9.1(c)(iv) or (ii) at any time prior to the termination of this
-----------    ----------
Agreement any person (other than Parent or any of its affiliates) shall publicly announce any Acquisition Proposal and, at any time on or prior to six months after the termination of this Agreement, shall become the beneficial owner of 50% or more of the outstanding shares of Common Stock or shall consummate an Acquisition Proposal, the Company shall reimburse Parent and Sub (not later than two business days after submission of statements therefor) for all documented costs and expenses (including, without limitation, all legal, investment banking, printing, depositary and related fees and expenses); provided, however,
                                                              --------  -------
that the amount to be paid to Parent and Sub pursuant to this Section 7.3(c)
                                                              --------------
shall not exceed $750,000; provided, further, that any amount paid pursuant to
                           --------  -------
this Section 7.3(c) shall be credited against any amount that may become payable
     --------------
pursuant to Section 7.3(b); and provided, further, that if the Company has paid
            --------------      --------  -------
$1,500,000 pursuant to Section 7.3(b) prior to any payment pursuant to this
                       --------------
Section 7.3(c), then no amount shall be payable pursuant to this Section 7.3(c).
--------------                                                   --------------

          Section 7.4  Company Stock Options.  (a) The Company shall (i)
                       ---------------------
terminate the Stock Plans immediately prior to the Effective Time without prejudice to the holders of Vested Company Stock Options (as hereinafter defined), (ii) grant no additional stock options under the Stock Plans and (iii) accelerate the vesting to the date of the consummation of the Offer of stock options for (A) 21,734 shares granted on March 24, 1995 with an exercise price of $1.50 per share currently scheduled to vest on March 24, 1996 and (B) 21,667 shares granted on December 28, 1993 with an exercise price of $2.938 per share currently scheduled to vest on December 28, 1995.

          (b) At the Effective Time, all outstanding stock options to purchase shares of Common Stock heretofore issued under the Stock Plans or the Consultant Option Agreements that are then fully exercisable or vested (including those options vested pursuant to Section 7.4(a)(iii)) (a "Vested Company Stock
                           -------------------      --------------------
Option"), shall, pursuant to the terms of the respective Stock Plans pursuant to which they were issued and upon their surrender to the Company by the holders thereof, be cancelled by the Company, and the holders thereof shall receive a cash payment from the Company in an amount (if any) equal to the number of shares of Common Stock subject to each surrendered option multiplied by the difference (if positive) between the exercise price per share of Common Stock covered by the option and the Merger Consideration. The Company shall use its best efforts to cause each holder of Vested Company Stock Options to surrender their Vested Company Stock Options in accordance with the prior sentence. At the Effective Time, all outstanding stock options to purchase shares of Common Stock issued under the Stock Plans or the Consultant Option Agreements that are not then exercisable or vested shall be cancelled without payment to the holders thereof and the Company shall use its best efforts to cause such stock options to be surrendered to the Company.

          Section 7.5  Reasonable Best Efforts.  Upon the terms and subject to
                       -----------------------
the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (a) promptly making their respective filings and thereafter making any other required submission under the Improvements Act with respect to the Offer and the Merger; (b) diligently opposing any objections to, appeals from or petitions to reconsider or reopen any such approval by persons not a party to this Agreement; (c) in addition to the foregoing, the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (d) the obtaining of all necessary consents, approvals or waivers from third parties, (e) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (f) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          Section 7.6  Public Announcements.  Parent and Sub, on the one hand,
                       --------------------
and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national automated interdealer quotation system.

          Section 7.7  Real Estate Transfer and Gains Taxes.  The Company will
                       ------------------------------------
pay any real property transfer or gains Tax or any similar state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains
                                                                         -----
Taxes"), and any penalties or interest with respect to the Gains Taxes, payable
-----
following the consummation of the Offer or the Merger. The Company agrees to cooperate with Sub in the timely filing of any Tax Returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company or its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such Tax Returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Sub or Parent in its reasonable discretion and such allocated amount will be used to determine Gains Taxes. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 7.7 in the
                                                     -----------
preparation of any Tax Return with respect to the Gains Taxes.

          Section 7.8  Indemnification; Directors and Officers Insurance.  (a)
                       -------------------------------------------------
For a period of not less than six years from and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors and employees (the

"Indemnified Parties") of the Company and of its Subsidiaries to the full extent
--------------------
such persons may be indemnified by the Company pursuant to the Company's Certificate of Incorporation and Bylaws as in effect as of the date hereof for acts and omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such persons in connection with defending any action arising out of such acts or omissions, provided that such persons provide the requisite affirmations and undertaking, as set forth in the Company's Bylaws in effect at the date of this Agreement.

          (b) Any Indemnified Party will promptly notify the Parent and the Surviving Corporation of any claim, action, suit, proceeding or investigation for which such party may seek indemnification under this Section; provided,
                                                                  --------
however, that the failure to furnish any such notice shall not relieve Parent or
-------
the Surviving Corporation from any indemnification obligation under this Section except to the extent Parent or the Surviving Corporation is materially prejudiced thereby. In the event of any such claim, action, suit, proceeding, or investigation, (x) the Surviving Corporation will have the right to assume the defense thereof, and the Surviving Corporation will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred thereafter by such Indemnified Parties in connection with the defense thereof, except that all Indemnified Parties (as a group) will have the right to retain one separate counsel, reasonably acceptable to such Indemnified Party and Parent, at the expense of the indemnifying party if the named parties to any such proceeding include both the Indemnified Party and the Surviving Corporation and the representation of such parties by the same counsel would be inappropriate due to a conflict of interest between them, (y) the Indemnified Parties will cooperate in the defense of any such matter, and
(z) the Surviving Corporation will not be liable for any settlement effected without its prior written consent. In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less
                                        --- ---------
favorable than the existing policy or, if substantially equivalent insurance coverage is unavail able, the best available coverage; provided, however, that
                                                       --------  -------
Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of two times the last annual premium paid prior to the date hereof, but in such case shall purchase as much such coverage as possible for such amount.

          Section 7.9  Board Representation.  Promptly upon the purchase of
                       --------------------
shares of Common Stock pursuant to the Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Parent, subject to compliance with Section 14(f) of the Exchange Act and the rule and regulations promulgated thereunder, representation on the Board of Directors equal to the product of (a) the total number of directors on the Board of Directors and (b) the percentage that the number of shares of Common Stock purchased by Parent bears to the number of shares of Common Stock outstanding, and the Company shall, upon request by Parent, promptly increase the size of the Board of

Directors and/or exercise its reasonable best efforts to secure the resignations of such number of directors as is necessary to enable Parent's designees to be elected to the Board of Directors and shall cause Parent's designees to be so elected. The Company shall take, at its expense, all action required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 7.9 and shall include in the Schedule 14D-9 or otherwise timely mail to
-----------
its stockholders such information with respect to the Company and its officers and directors as is required by Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 7.9. Parent will supply to the Company in
                           -----------
writing and be solely responsible for any information with respect to itself and its or Parent's nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          Section 7.10  Employee Benefits.  (a) Until September 30, 1996 Parent
                        -----------------
shall maintain employee benefits and programs for officers and employees of the Company and its Subsidiaries that are no less favorable in the aggregate than those being provided to such officers and employees on the date hereof (it being understood that Parent will not be obligated to continue any one or more employee benefits or programs). For purposes of eligibility to participate in and vesting in all benefits provided to officers and employees of the Company and its Subsidiaries, such officers and employees of the Company and its Subsidiaries will be granted their years of service with the Company and its Subsidiaries. To the extent officers or employees of the Company or its Subsidiaries shall be covered by any medical plan of Parent, amounts paid under any medical plans of the Company during the year such coverage becomes effective shall be taken into account in calculating deductibles and maximum out-of-pocket limits applicable under the medical plan of Parent as if such amounts had been paid under such medical plan of Parent.

          (b) The foregoing shall not constitute any commitment, contract, understanding or guarantee (express or implied) on the part of the Surviving Corporation of a post-Effective Time employment relationship of any term or duration or on any terms other than those the Surviving Corporation may establish. Employment of any of the employees by the Surviving Corporation shall be "at will" and may be terminated by the Surviving Corporation at any time for any reason (subject to any legally binding agreement, or any applicable laws or collective bargaining agreement, or any arrangement or commitment). No provision of this Agreement shall create any third-party beneficiary with respect to any employee (or dependent thereof) of the Company or any of its Subsidiaries in respect of continued employment or resumed employment.

          Section 7.11  Severance Policy.  Parent shall maintain the severance
                        ----------------
policy set forth in Section 7.11 of the Company

Disclosure Letter hereof for a period of at least twelve months from the Effective Time.


                                 ARTICLE VIII

                             CONDITIONS PRECEDENT
                             --------------------

          Section 8.1  Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval.  If approval of the Merger by the holders
               --------------------
     of the Common Stock is required by applicable law, the Merger shall have been approved by the requisite vote of such holders.

          (b)  No Order.  No Governmental Entity or court of competent
               --------
     jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree or injunction which prohibits or has the effect of prohibiting the consummation of the Merger;

     provided, however, that the Company, Parent and Sub shall use their
     --------  -------
     reasonable best efforts to have any such order, decree or injunction vacated.

          Section 8.2  Conditions to Obligations of Parent and Sub.   The
                       -------------------------------------------
respective obligations of each of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Performance of Obligations; Representations and Warranties.  The
              ----------------------------------------------------------
     Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, and each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except as set forth in Section 8.2 of the Company Disclosure Letter), in each case, on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and except for such failures to perform or such failures to be true and correct as have not had and are not reasonably likely to have a Material Adverse Effect on the Company, and Parent shall have received a certificate of the Company, signed by the President or any Vice President of the Company, to that effect; provided, however, that any references in
                                     --------  -------
     this Agreement to the phrases "knowledge of the Company" and "to the best knowledge of the Company," and variants thereof, shall be disregarded for the purposes of determining whether the Company shall have breached its representations and warranties hereunder.

          (b)  Third Party Consents.  Except as set forth in Section 8.2 of the
               --------------------
     Company Disclosure Letter, all required authorizations, consents or approvals of any third party, the failure to obtain which would have a Material Adverse Effect on the Company (assuming the Merger had taken place) shall have been obtained.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          Section 9.1  Termination.  This Agreement may be terminated at any
                       -----------
time prior to the Effective Time, whether before or after any approval by the stockholders of the Company:

          (a)  by mutual written consent of Parent and the Company;

          (b)  by the Company if:

               (i) the Offer has not been timely commenced (except as a result of actions or omissions by the Company) in accordance with Section 1.1(a);
                                                                --------------
     or

               (ii) there is a Superior Proposal to acquire all of the outstanding shares of Common Stock or substantially all of the assets of the Company and the Board of Directors of the Company determines in good faith after consultation with the Company's outside counsel that the failure to approve such Superior Proposal would be inconsistent with the fiduciary duties to stockholders of the Board of Directors of the Company; provided, however, that the right to terminate this Agreement pursuant to
     --------  -------
     this clause shall not be available (A) if the Company has breached in any material respect its obligations under Section 6.2, (B) in respect of an
                                            -----------
     offer involving consideration that is not entirely cash or does not permit stockholders to receive the payment of the offered consideration in respect of all shares at the same time, unless the Board of Directors of the Company has been furnished with a written opinion of a nationally recognized investment banking firm to the effect that such offer provides a higher value per share than the consideration per share pursuant to the Offer or the Merger (as increased pursuant to any revised proposal of Parent pursuant to Section 6.2) or (C) if, prior to or concurrently with
                        -----------
     any purported termination pursuant to this clause, the Company shall not have paid the fee contemplated by Section 7.3(b); or
                                       --------------

               (iii) there has been a breach by Parent or Sub of any representation or warranty that would have a material adverse effect on Parent's or Sub's ability to perform its obligations under this Agreement and which breach has not been cured within five business days following receipt by Parent or Sub of notice from the Company of the breach; or

               (iv) Parent or Sub fails to comply in any material respect with any of its material obligations or covenants contained herein, including, without limitation, the obligation of Sub to purchase shares of Common Stock pursuant to the Offer, unless such failure results from a breach of the Company of any obligation, representation, or warranty hereunder, which has not been cured within five business days following Parent's receipt of notice from the Company of the breach;

          (c)  by Parent if:

          (i) the Board of Directors of the Company shall have failed to recommend, or withdrawn, modified or amended in any material respect its approval or recommendations of, the Offer or the Merger or shall have resolved to do any of the foregoing, or shall have failed to reject an Acquisition Proposal within ten business days after receipt by the Company or public announcement thereof; or

          (ii) any of the representations or warranties made by the Company in this Agreement shall not have been true and correct in all material respects when made, or shall thereafter ceased to be true and correct in any material respect as if made as of such later date (other than representations and warranties made as of a specified date), which failure to be true and correct has not been cured within five business days following the Company's receipt of notice from Parent of the breach and such failure to be true and correct shall be reasonably expected to have a Material Adverse Effect on the Company; provided, however, that all
                                             --------  -------
     references in this Agreement to the phrases "knowledge of the Company" and "to the best knowledge of the Company," and variants thereof, shall be disregarded for the purposes of determining whether the Company shall have breached its representations and warranties hereunder; or

          (iii) the Company shall not in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under this Agreement, unless such failure results from a breach of Parent or Sub of any obligation, representation or warranty hereunder, which has not been cured within five business days following the Company's receipt of notice from the Parent of the breach; or

          (iv) the stockholders of the Company do not approve the Merger at the Stockholder Meeting in accordance with the DGCL, if such approval is required by the DGCL; or

          (v) if Sub is entitled to terminate the Offer as a result of the occurrence of any event described in Exhibit A; or
                                          ---------

          (d)  by either Parent or the Company if:

               (i) the Merger has not been effected on or prior to the close of business on April 30, 1996; provided, however, that the right to terminate
                                 --------  -------
     this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or

               (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iii) upon a vote at a duly held meeting or upon any adjournment thereof, the stockholders of the Company shall have failed to give any approval required by applicable law; or

               (iv) as the result of the failure of any of the conditions set forth in Exhibit A hereto, the Offer shall have terminated or expired in
              ---------
     accordance with its terms without Sub having purchased any shares of Common Stock pursuant to the Offer; provided, however, that the right to terminate
                                  --------  -------
     this Agreement pursuant to this Section 9.1(d)(iv) shall not be available
                                     -----------------
     to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition; or

               (v) Parent or the Company shall have reasonably determined that any Offer condition (other than the Minimum Condition (as defined in

     Exhibit A)) is not capable of being satisfied at any time in the future;
     ---------
     provided, however, that the right to terminate this Agreement pursuant to
     --------  -------
     this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, such Offer condition being incapable of satisfaction.

          Section 9.2  Effect of Termination.  In the event of termination of
                       ---------------------
this Agreement by either Parent or the Company, as provided in Section 9.1, this
                                                               -----------
Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Sub or their respective officers or directors (except as set forth in the last two sentences of Section 7.2 and
                                                            -----------
except for Section 7.3, which shall survive the termination); provided, however,
           -----------                                        --------  -------
that nothing contained in this Section 9.2
                               -----------
shall relieve any party hereto from any liability for any breach of this Agreement.

          Section 9.3  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after any approval of the Merger by the stockholders of the Company but, after the purchase of shares of Common Stock pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          Section 9.4  Waiver.  At any time prior to the Effective Time, the
                       ------
parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          Section 9.5  Procedure for Termination, Amendment or Waiver.  A
                       ----------------------------------------------
termination of this Agreement pursuant to Section 9.1, an amendment of this
                                          -----------
Agreement pursuant to Section 9.3 or a waiver pursuant to Section 9.4 shall, in
                      -----------                         -----------
order to be effective, require (a) in the case of Parent, action by its Board of Directors or the duly authorized designee of its Board of Directors and (b) in the case of the Company, action by its Board of Directors.


                                   ARTICLE X

                              GENERAL PROVISIONS
                              ------------------

          Section 10.1  Non-Survival of Representations and Warranties.  None of
                        ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

          Section 10.2  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               Mallinckrodt Veterinary, Inc.
               421 East Hawley Street
               Mundelein, Illinois  60060
               Attention:  Paul D. Cottone,
                           President and Chief Executive Officer
               Fax:  (708) 949-3756

               with a copy to:

               Mallinckrodt Veterinary, Inc.
               421 East Hawley Street
               Mundelein, Illinois  60060
               Attention:  Thomas L. Farquer,
                           Vice President, Law
               Fax:  (708) 949-3754

               Mallinckrodt Group Inc.
               7733 Forsyth Boulevard
               St. Louis, Missouri  63105
               Attention:  Roger A. Keller,
                           Vice President, Secretary
                           and General Counsel
               Fax:  (314) 854-5366

               and

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois 60603
               Attn:  Dennis V. Osimitz
               Fax: (312) 853-7036

          (b)  if to the Company, to:

               Syntro Corporation
               9669 Lackman Road
               Lenexa, Kansas  66219
               Attention:  J. Donald Todd
               Fax:  (913) 894-9373

               with a copy to:

               Husch & Eppenberger
               1200 Main Street, Suite 1700
               Kansas City, Missouri  64105
               Attention:  Mary Anne O'Connell
               Fax:  (816) 421-0596

          The parties hereby agree that all reports, schedules, registration statements and other documents to be provided to Parent pursuant to Section
                                                                    -------
7.2(i) shall be delivered only to Thomas L. Farquer, Vice President, Law of
------
Parent, at the address listed above.

          Section 10.3  Interpretation.  When a reference is made in this
                        --------------
Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, (a) "business day" shall have the meaning ascribed thereto in Rule 14d-1(c)(6) under the Exchange Act, (b) "Material Adverse Change" or "Material Adverse Effect"
                       -----------------------      -----------------------
means, when used with respect to Parent, Sub or the Company, as the case may be, any change or effect, either individually or in the aggregate, that is or can reasonably be expected to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of all or any material part of Parent and its Subsidiaries taken as a whole, Sub, or the Company and its Subsidiaries taken as a whole, as the case may be, except as set forth in Section 8.2 of the Company Disclosure Letter, (c) "Subsidiary" means any corporation, partnership, limited
                        ----------
liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and (d) "Company Disclosure Letter" means the letter dated
                               -------------------------
the date hereof from the Company to Parent and Sub.

          Section 10.4  Counterparts.  This Agreement may be executed in
                        ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 10.5  Entire Agreement; No Third-Party Beneficiaries.  This
                        ----------------------------------------------
Agreement, including the Company Disclosure Letter and the other documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for

Sections 7.4 and 7.8, is not intended to confer upon any person other than the
------------     ---
parties any rights or remedies hereunder.

          Section 10.6  Governing Law.  This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 10.7  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 10.8  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

          Section 10.9  Enforcement of this Agreement.  The parties agree that
                        -----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 10.10  Incorporation of Exhibits.  All Schedules, Exhibits and
                         -------------------------
Annexes attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                       MALLINCKRODT VETERINARY, INC.


                                       By: /s/ Paul D. Cottone
                                          ---------------------------
                                          Name:  Paul D. Cottone
                                          Title: President


                                       MALLINCKRODT VETERINARY
                                       ACQUISITIONS, INC.


                                       By: /s/ Paul D. Cottone
                                          ---------------------------
                                          Name:  Paul D. Cottone
                                          Title: President


                                       SYNTRO CORPORATION


                                       By: /s/ J. Donald Todd
                                          ---------------------------
                                          Name:  J. Donald Todd
                                          Title: President

                                   EXHIBIT A

          Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or pay for, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) of the Exchange Act, any shares of Common Stock not theretofore accepted for payment or paid for and may terminate or amend the Offer as to such shares of Common Stock unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Common Stock which would represent at least a majority of the outstanding shares of Common Stock on a fully diluted basis (the "Minimum Condition") and (ii) any waiting period under
                          -----------------
the Improvements Act applicable to the purchase of shares of Common Stock pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer of this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer if at any time on or after the date of this Agreement and before the acceptance of such shares of Common Stock for payment or the payment therefor, any of the following conditions exist or shall occur and remain in effect:

          (a) there shall have been instituted or pending any action or proceeding by any Governmental Entity, which (i) seeks to challenge the acquisition by Sub of shares of Common Stock pursuant to the Offer, restrain, prohibit or delay the making or consummation of the Offer or the Merger, or obtain any material damages in connection therewith, (ii) seeks to make the purchase of or payment for some or all of the shares of Common Stock pursuant to the Offer or the Merger illegal, (iii) seeks to impose material limitations on the ability of Sub (or any of its affiliates) effectively to acquire or hold, or to require Parent or the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of the assets or the business of Parent and its affiliates taken as a whole or the Company and its subsidiaries taken as a whole, or (iv) seeks to impose material limitations on the ability of Sub (or its affiliates) to exercise full rights of ownership of the shares of Common Stock purchased by it, including, without limitation, the right to vote the shares purchased by it on all matters properly presented to the stockholders of the Company; or

          (b) there shall have been promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger, by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, any statute, rule, regulation, judgment, decree, order or injunction, that could reasonably be expected to, in the judgment of Parent, directly or indirectly, result in any of the consequences referred to in clauses (i) through (iv) of subsection (a) above; or

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States which would reasonably be expected to have a Material Adverse Effect on the Company or prevent (or materially delay) the consummation of the Offer, (iv) any limitation (whether or not mandatory) by any governmental or regulatory authority on, or any other event which, in the reasonable judgment of Parent, has had a material adverse effect on the extension of credit by banks or other lending institutions in the United States, or (v) from the date of this Agreement through the date of termination or expiration of the Offer, a decline of at least 25% in either the Dow Jones Industrial Average or the Standard & Poor's 500 Index; or

          (d) the Company and Parent shall have reached an agreement or understanding that the Offer or this Agreement be terminated or this Agreement shall have been terminated in accordance with its terms; or

          (e) any of the representations and warranties made by the Company in this Agreement shall not have been true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in any material respect as if made as of such later date (other than representations and warranties made as of a specified date), or the Company shall not in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it under this Agreement, which failure to be true and correct or such failure to perform or comply has not been cured within five business days following the Company's receipt of notice from Parent of the breach and such failure to be true and correct or such failure to perform or comply shall be reasonably expected to have a Material Adverse Effect on the Company; provided, however, that all references in this Agreement to the
              --------  -------
     phrases "knowledge of the Company" and "to the best knowledge of the Company," and variants thereof, shall be disregarded for the purposes of determining whether the Company shall have breached its representations, warranties and covenants resulting in the ability of Parent to terminate this Agreement pursuant to this clause (e);

          (f) the Company's Board of Directors shall have modified or amended its recommendation of the Offer in any manner adverse to Parent or shall have withdrawn its recommendation of the Offer, or shall have recommended acceptance of any Acquisition Proposal or shall have resolved to do any of the foregoing, or shall have failed to reject any Acquisition Proposal within ten business days after receipt of the Company or public announcement thereof;

          (g) (i) any corporation, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act) ("person"), other than Parent, shall have acquired beneficial ownership of 50% or more of the outstanding shares of Common Stock, or shall have been granted any options or rights, conditional or otherwise, to acquire a total of 50% or more of the outstanding shares of Common Stock; (ii) any new group shall have been formed which beneficially owns 50% or more of the outstanding shares of Common Stock; or
     (iii) any person (other than Parent or one or more of its affiliates) shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any shares of Common Stock or a merger, consolidation or other business combination with or involving the Company; or

          (h) there shall have occurred a Material Adverse Change to the Company.

          The foregoing conditions are for the sole benefit of Parent and may be asserted by Parent regardless of the circumstances giving rise to any such condition and may be waived by Parent, in whole or in part, at any time and from time to time, in the sole discretion of Parent. The failure by Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

          Should the Offer be terminated pursuant to the foregoing provisions, all tendered shares of Common Stock not theretofore accepted for payment shall forthwith be returned by the depositary for the Offer to the tendering stockholders.

                                      -3-